                                DISTRIBUTOR AGREEMENT

                                    by and between

                                  NEON SYSTEMS, INC.

                                         and



                                         dated

                                  TABLE OF CONTENTS

Article 1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Article 2      License Grant . . . . . . . . . . . . . . . . . . . . . . . . . 2
Article 3      Pricing and Payment . . . . . . . . . . . . . . . . . . . . . . 4
Article 4      Order, Delivery and Acceptance. . . . . . . . . . . . . . . . . 6
Article 5      Representations and Warranties of Licensee. . . . . . . . . . . 7
Article 6      Representations and Warranties of Licensor. . . . . . . . . . . 8
Article 7      Covenants of Licensee . . . . . . . . . . . . . . . . . . . . . 8
Article 8      Covenants of Licensor . . . . . . . . . . . . . . . . . . . .  13
Article 9      Indemnification . . . . . . . . . . . . . . . . . . . . . . .  14
Article 10     Agreement not to Compete; Confidentiality . . . . . . . . . .  15
Article 11     Audits. . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Article 12     Limited Warranties. . . . . . . . . . . . . . . . . . . . . .  17
Article 13     Liability . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Article 14     Term and Termination. . . . . . . . . . . . . . . . . . . . .  18
Article 15     General . . . . . . . . . . . . . . . . . . . . . . . . . . .  20


                                       EXHIBITS


     Exhibit A      List of Products
     Exhibit B      The Territory
     Exhibit C      Sublicense Agreement
     Exhibit D    Agreement for Trial

                                DISTRIBUTOR AGREEMENT

THIS DISTRIBUTOR AGREEMENT (the "Agreement") is made this     day of        ,
                                                          ----      --------
      (the "Effective Date") by and between Neon Systems, Inc., a Delaware
-----
corporation (the "Licensor"), and              , a               corporation
                                  ------------     --------------
(the "Licensee").

WHEREAS, Licensor is engaged in the development, support and licensing of certain computer software products, including without limitation the computer software products listed in EXHIBIT A to this Agreement;

WHEREAS, Licensee desires to obtain from Licensor, and Licensor desires to grant to Licensee, a non-exclusive, non-transferable right to market, sublicense, maintain and support the Licensed Products (as defined herein) in the Territory (as defined herein) in accordance with the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.


                                      ARTICLE 1
                                     DEFINITIONS

1.1. "Customer" means a person or entity that has acquired, or has indicated to Licensee its interest in acquiring, from Licensee a non-exclusive and non-transferable Sublicense to use one (1) or more of the Licensed Products for its business purposes.

1.2. "Documentation" means all visually readable materials published or made available by Licensor during the term of this Agreement for use by Customers in connection with the Licensed Products.

1.3. "Emergency Fix" means a temporary correction of a problem in a Licensed Product reported by Licensee to Licensor that may take the form of a written instruction or magnetic or optical media.

1.4. "Licensed Product" means any copy, or part thereof, of object code of the software products listed on EXHIBIT A attached to this Agreement, as well as any Upgrades or other material distributed to Licensee or any Customer by Licensor in connection with such software products.

1.5. "Sublicense" means the sublicense agreement to be entered into by Customers, the form of which is attached hereto as EXHIBIT C, or such form as otherwise may be approved by Licensor pursuant to this Agreement.

1.6. "Sublicense Copy" means an object code copy of the Licensed Product that Licensee


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     licenses from Licensor and sublicenses to its Customers.

1.7 "Territory" means that geographic area specified in EXHIBIT B attached to this Agreement.

1.8 "Upgrade" means any revision, adaptation or new version of a Licensed Product which enhances a Licensed Product and which is offered by Licensor to registered users of that Licensed Product as an "upgrade."

1.9 "Level 1" support is defined as being able to perform the following task without assistance:

     *    Installation of the "licensed products".
     * Articulating/presenting to the customer the different options of the "licensed products."
     * Answering basic questions on the architecture of the "licensed products" and how they work.
     * Understanding the customers' environment (software release levels, hardware and application programs).
     * Describing the customers' problems accurately to NEON's support staff and providing coordination between the customer and the NEON support staff.
     * Providing the basic traces, dumps and diagnostics for customers' problems to NEON's support staff.
     * Searching the NEON Knowledge Data Base, correlating the customer's problem with those listed in the knowledge data base, and providing the results of the knowledge base search to the customer to solve customers' problems.

2.0 "Level 2" support is defined as being able to perform the following task without assistance:
     *    Configuring and solving  network problems.
     * Configuring and installing customer products for both the mainframe and client environments (for example: configuring APPC for IMS Transaction Server, configuring Microsoft Transaction Server).
     *    Providing basic analysis of dumps and traces.
     *    Recreating the problem.


                                      ARTICLE 2
                                    LICENSE GRANT

Section 2.1. TESTING, DEMONSTRATION AND SUPPORT. Licensor hereby grants to Licensee a non-exclusive, non-transferable right to use each Licensed Product and the related Documentation during the term of this Agreement in the Territory for testing, demonstration to Customers in the Territory, support and maintenance and non-productive use at Licensee's place of business listed in this Agreement.


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Section 2.2.   SUBLICENSING.  Licensor hereby grants to Licensee a
non-exclusive, non-transferable right, during the term of this Agreement, to market and sublicense in the Territory Sublicense Copies and copies of the Documentation, together with any copies of promotional and other materials that Licensor may produce or obtain from time to time to assist Licensee in marketing, sublicensing and supporting the Licensed Products. Each such sublicense shall be evidenced by a Sublicense signed by the Customer. Licensee shall order from Licensor, in accordance with the provisions of Section 4.1 hereof, each Sublicense Copy to be sublicensed to Customers hereunder and shall not copy or reproduce any Licensed Product or Sublicensed Copy for such purpose or any other purpose without the express prior written consent of Licensor.
With prior written consent of the Licensor, Licensee may engage in the lease or rental of the Licensed Products. Licensee shall not engage in the transfer or loan of the Licensed Products or Documentation

Section 2.3. AGREEMENTS FOR TRIAL. Licensee may make available the Licensed Products or Documentation to any Customer who wishes to test the Licensed Products on a trial basis so long as such Customer has entered into an Agreement For Trial with Licensee in the form attached to this Agreement as EXHIBIT D.

Section 2.4. MAINTENANCE AND SUPPORT AGREEMENTS. Licensee may make available to Customers maintenance, support and upgrade services only under the terms contained in the Sublicense or other written maintenance and support agreement pertaining to such services.

Section 2.5. REVIEW OF ARRANGEMENTS. Licensee shall not enter into any agreement referred to in this Article 2 with any Customer until each such agreement has been submitted to and approved by Licensor. Within ten (10) business days after its receipt of any such agreement, Licensor shall notify Licensee whether it approves or disapproves of the agreement and, if it disapproves of the agreement, Licensor shall provide written notice of the reasons therefor, including any changes that it would require to approve of the agreement. If Licensor fails to notify Licensee of its approval or disapproval of any such agreement within such period of time, the agreement shall be deemed to be approved by Licensor. Licensor's review and approval of any agreement pursuant to this Section 2.5 shall not relieve Licensee of any of its obligations under this Agreement, including but not limited to, Sections 2.6,
7.1 and 7.3 hereof.

Section 2.6    TERMS OF AGREEMENTS.

(a) Licensee shall ensure that the terms of any Sublicense, Agreement for Trial or other agreement executed in connection with the Licensed Products comply with applicable law and are in such form and substance they do not:

     (i) Diminish or limit any of the rights of Licensor or any licensor of Licensor in the Licensed Products or Documentation;

     (ii) Diminish or limit the enforceability of the proprietary rights of Licensor or any licensor of Licensor in and to the Licensed Products or Documentation;


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     (iii)     Convey any rights of ownership in the Licensed Products or
          Documentation to any individual or entity other than Licensor or, as applicable, any licensor of Licensor;

     (iv) Permit the use or duplication of the Licensed Products or Documentation, except as specifically provided in this Agreement or in the Sublicense; or

     (v) Permit disclosure of proprietary information regarding the Licensed Products or Documentation.

(b) This Agreement and any Sublicense, Agreement for Trial, maintenance and support or other agreement to be entered into in connection with this Agreement may not be translated into a language other than English without the prior written consent of Licensor. In the event that Licensor consents to any such translation, a copy of the translated document or agreement shall be provided to Licensor, together with a certificate from Licensee and the party who translated the same whereby Licensee and such party jointly and severally certify to Licensor that such translation is a true and accurate translation from the English version thereof. Notwithstanding any such translation, the English version of any such translated document or agreement shall control for purposes of the interpretation and enforcement thereof, and each translated document or agreement shall include a provision to that effect.

Section 2.7. NATURE OF GRANT. Licensee shall not have any rights of ownership or other proprietary rights in the Licensed Products or any Documentation by virtue of this Agreement, except for the license grants set forth herein.

Section 2.8. TRADEMARKS AND COPYRIGHT. Licensor hereby grants to Licensee a non-exclusive right to use the trademarks, service marks, trade names, copyrights, logos and designations (collectively, the "Marks") relating to the Licensed Products or the Documentation during the term of this Agreement for the sole purpose of marketing the Licensed Products, provided that such Marks clearly indicate that Licensor or, as applicable, any licensor of Licensor is the owner of the Marks whenever the Licensed Product or Documentation is first mentioned in any written material referencing the Licensed Product and the proper symbol is used in a superscript following the Marks. Licensor promptly shall provide a list of all Marks of Licensor or any licensor of Licensor that relate to the Licensed Products. Upon written request by Licensor, Licensee shall provide Licensor with samples of any use of the Marks relating to the Licensed Products, including any documentation and object code copies of the Licensed Products that Licensee sublicenses to its Customers.


                                      ARTICLE 3
                                 PRICING AND PAYMENT

Section 3.1.   FEE TO LICENSOR.

(a) Licensee shall pay to Licensor for each Licensed Product of Partitioned Database Facility for IMS/ESA-TM- (PDF), Speed Load, and Speed Unload licensed to a Customer a license fee


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     equal to the greater of (i) fifty four percent  (54%) for PDF and fifty nine percent (59%) for Speed Load and Speed Unload of Licensor's then prevailing suggested license fee for such Licensed Product in effect on the date the product order for such Licensed Product is delivered to Licensor or (ii) fifty four percent (54%) for PDF and fifty nine percent (59%) for Speed Load and Speed Unload of all revenues received (without deduction for value added tax, if any, but excluding any revenues for maintenance or upgrade services, which revenues are covered in paragraph (c), (d), and (e) below) by Licensee under the Sublicense applicable to such Licensed Product.

(b) Licensee shall pay to Licensor for each Licensed Product (except those listed in paragraph (a) above) licensed to a Customer a license fee equal to the greater of (i) fifty percent (50%) of Licensor's then prevailing suggested license fee for such Licensed Product in effect on the date the product order for such Licensed Product is delivered to Licensor or (ii) fifty percent (50%) of all revenues received (without deduction for value added tax, if any, but excluding any revenues for maintenance or upgrade services, which revenues are covered in paragraph (c), (d), and (e) below) by Licensee under the Sublicense applicable to such Licensed Product.

(c) Licensee shall pay to Licensor for maintenance and support provided under the applicable Sublicense or other written maintenance and support agreement with or approved by Licensor for each of the Licensed Products a fee equal to the greater of (a) eighty per cent (80%) of Licensor's then prevailing maintenance fee for such Licensed Product in effect on the date that the invoice relating to such maintenance and support agreement or the renewal thereof is delivered to the Customer if Licensee is providing Level 1 support only as defined in Article 1 herein; or (b) eighty percent (80%) of all revenues received for such Licensed Product in effect on the date that the invoice relating to such maintenance and support agreement or the renewal thereof is delivered to the Customer if Licensee is providing Level 1 support as defined in Article 1 herein.

(d) Licensee shall pay to Licensor for maintenance and support provided under the applicable Sublicense or other written maintenance and support agreement with or approved by Licensor for each of the Licensed Products a fee equal to the greater of (a) fifty per cent (50%) of Licensor's then prevailing maintenance fee for such Licensed Product in effect on the date that the invoice relating to such maintenance and support agreement or the renewal thereof is delivered to the Customer if Licensee is providing Level 1 and Level 2 support as defined in Article 1 herein; or (b) fifty percent (50%) of all revenues received for such Licensed Product in effect on the date that the invoice relating to such maintenance and support agreement or the renewal thereof is delivered to the Customer if Licensee is providing Level 1 and Level 2 support as defined in Article 1 herein.

(e)  If Licensee does not provide "Level 1" or "Level 2" support as defined in
     Article 1 herein, Licensee shall pay to Licensor for maintenance and support provided under the applicable Sublicense or other written maintenance and support agreement with or approved by Licensor for each of the Licensed Products a fee equal to the greater of (a) one hundred per cent (100%) of Licensor's then prevailing maintenance fee for such


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     Licensed Product in effect on the date that the invoice relating to such maintenance and support agreement or the renewal thereof is delivered to the Customer; or (b) one hundred percent (100%) of all revenues received for such Licensed Product in effect on the date that the invoice relating to such maintenance and support agreement or the renewal thereof is delivered to the Customer.

(f) Licensee shall pay Licensor for upgrades of systems and user upgrades provided under the applicable Sublicense or other written agreement with or approved by Licensor for each of the Licensed Products a fee equal to the greater of (i) fifty four percent (54%) for PDF, fifty nine percent (59%) for Speed Load and Speed Unload, and fifty percent (50%) for all other products of Licensor's then prevailing upgrade policy provided under such Sublicense or (ii) fifty four percent (54%) for PDF, fifty nine percent (59%) for Speed Load and Speed Unload, and fifty percent (50%) of all upgrade revenues received (without deduction for value added tax, if any) by Licensee from a Customer relating to services for user upgrades or upgrades of systems for such Licensed Product.

(g) Upon the execution of this Agreement by both parties, Licensor shall provide to Licensee a written statement of Licensor's license fees, maintenance fees and upgrade fees for Licensed Products then in effect. At any time and from time to time during the term of this Agreement, Licensor may increase or decrease such fees upon notice to Licensee at least thirty
     (30) days in advance of the date on which any such change is to take effect. Any such change in fees shall apply to any product order or request for maintenance, support or upgrade services accepted by Licensor after the effective date of such change.


Section 3.2. TERMS OF PAYMENT. All fees due to Licensor under this Agreement shall be paid in U.S. Dollars. Fees due to Licensor hereunder will be payable on the earlier of (a) ten (10) days after receipt of the payment from the Sub-Licensee or (b) sixty (60) days after (i) the date of the Sub-License (which has been approved by Licensor), or (ii) the date maintenance or other services (upgrades) commence. Any amount that is not paid when due will bear simple interest from the date after such amount is due until the date payment is made at a rate equal to the lesser of (a) fourteen percent (14%) per annum or
(b) the maximum rate of interest allowed by applicable law.

Section 3.3. METHOD OF PAYMENT. Both parties shall be required to establish a lock box with a local banking facility. Customers will be required to remit all payments to this lock box. Upon receipt of payments, fifty percent (50%) of the payment will be sent automatically by the bank to Licensor and fifty percent (50%) to Licensee. Lock box fee will be shared on a 50/50 basis.




                                      ARTICLE 4
                            ORDER, DELIVERY AND ACCEPTANCE

Section 4.1. ORDER AND DELIVERY. Licensee shall deliver to Licensor product orders (or other


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documents of similar purpose and effect) in writing that are signed by an authorized representative of Licensee and that list the quantity, product name, number, version, license fee, Customer name and address and proposed delivery date for such order. Licensor shall ship, or arrange for the shipment of, Licensed Products and Documentation in accordance with Licensee's product orders received and accepted by Licensor. Licensor shall ship Licensed Products and Documentation F.O.B. Licensor's place of business; provided, however, that with respect to any Licensed Product that Licensor licenses from any other licensor, Licensor may arrange for the shipment of such Licensed Product and related Documentation F.O.B. such other licensor's place of business. Notwithstanding the foregoing, Licensor will pay the shipping costs for regular delivery of Licensed Products by United Parcel Service or such other delivery service selected by Licensor so long as the related product order has not been submitted to replace Licensed Products previously shipped to, and lost or damaged by, Licensee or a Customer. Except as otherwise expressly provided herein, licensee shall be responsible for all shipping costs for such replacement orders and for the shipping costs of any expedited delivery of Licensed Products. Licensee also shall be responsible for all customs fees and other costs and expenses arising in connection with the shipment to or taking delivery by Licensee of Licensed Products and documentation as contemplated by this Agreement. Licensor may require Licensee to prepay, prior to the shipment of any Licensed Products or Documentation, all such fees, costs and expenses for which Licensee is responsible. Licensor shall not be liable to Licensee for delays in shipments due to causes beyond Licensor's reasonable control. Licensor reserves the right to reject any product order, to cancel any product orders placed by Licensee and accepted by Licensor and to refus or delay shipment thereof if Licensee fails to make any payments as provided in this Agreement or otherwise fails to comply with the terms and conditions of this Agreement. Licensor also reserves the right to discontinue the licensing of any or all of the Licensed Products at any time upon ninety (90) days written notice to Licensee, and to cancel any orders for such discontinued Licensed Products as of the effective date of such discontinuance without liability of any kind to Licensee or to any other person. No such cancellation, refusal, delay or discontinuation will be deemed a termination (unless Licensor so advises Licensee) or breach of this Agreement by Licensor.

Section 4.2. ACCEPTANCE/REJECTION. With respect to all Licensed Products ordered under this Agreement, Licensee shall ensure that, on or before the date of shipment, the applicable Customer shall have duly executed and delivered a Sublicense or Agreement for Trial (whichever shall be applicable) with respect to such Licensed Products and that the terms of such Sublicense or Agreement for Trial obligate the Customer to accept or reject such Licensed Products within a time period approved by Licensor (which approval may be given pursuant to the approval by Licensor of the related form of Sublicense or Agreement for Trial pursuant to Section 2.5 hereof).


Section 4.3. REJECTION. If a Customer properly rejects any Licensed Product in accordance with the applicable Sublicense or Agreement for Trial, Licensee shall give Licensor prompt written notice of such rejection and, upon Licensor's request, either shall arrange for the return of all copies of such Licensed Product to Licensor or shall provide evidence reasonably satisfactory to Licensor that all such copies have been destroyed or rendered unusable.
Licensor thereupon shall refund to Licensee any license fee previously paid to Licensor by Licensee for such Licensed Product.


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                                      ARTICLE 5
                      REPRESENTATIONS AND WARRANTIES OF LICENSEE

Section 5.1. AUTHORITY. Licensee represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and that it is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required by applicable law, except where the failure to be so qualified would not have a material adverse effect on Licensee or the assets of Licensee. Licensee represents and warrants that it has all requisite power and authority to execute this Agreement and to consummate the transactions contemplated hereby and that this Agreement has been duly executed and delivered by Licensee and constitutes a valid and binding obligation of Licensee enforceable in accordance with its terms.


Section 5.2. ABILITY TO PERFORM. Licensee represents and warrants that it has sufficient facilities, resources and personnel to adequately perform its obligations under this Agreement and that no existing arrangement, contractual or otherwise, will cause Licensee to breach the terms of this Agreement or prevent Licensee from fulfilling its obligations under this Agreement.


                                      ARTICLE 6
                      REPRESENTATIONS AND WARRANTIES OF LICENSOR

Section 6.1. AUTHORITY. Licensor represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and that it is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required by applicable law, except where the failure to be so qualified would not have a material adverse effect on Licensor or the assets of Licensor. Licensor represents and warrants that it has all requisite power and authority to execute this Agreement and to consummate the transactions contemplated hereby and that this Agreement has been duly executed and delivered by Licensor and constitutes a valid and binding obligation of Licensor enforceable in accordance with its terms.

Section 6.2. RIGHT TO LICENSE THE LICENSED PRODUCTS. Licensor represents and warrants that, to its knowledge and belief, the use of each of the Licensed Products and the Documents by Licensee or a Customer will not constitute an infringement or other violation of any copyright, trade secret, trademark, patent or other intellectual property rights or any proprietary information or nondisclosure or other rights of any third party. Licensor represents and warrants that no existing contract to which it is a party will cause Licensor to breach the terms of this Agreement or prevent Licensor from fulfilling its obligations under this Agreement.


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                                      ARTICLE 7
                                COVENANTS OF LICENSEE

Section 7.1. DUTIES OF LICENSEE. Licensee shall be solely responsible for using its best efforts to cause the proper advertising, demonstration, shipment, export and collection of payment relating to the Licensed Products in the Territory. The duties of Licensee include without limitation the following:

     (a) Advertising the Licensed Products in appropriate media, contacting and developing Customers by telephone and otherwise, providing information concerning Licensed Products to Customers and advising Customers on the selection and use of the Licensed Products.

     (b) Providing competent instruction to Customers regarding the use and installation of the Licensed Products.

     (c) Complying with Licensee's warranty obligations as set forth in its agreements with Customers.

     (d) Employing skilled technicians experienced in the computing industry and familiar with the Licensed Products and Documentation to provide technical support and assistance.

     (e) Providing information, including by means of telephone support, to Customers as to the proper procedures and persons to contact to enable the proper installation and operation of the Licensed Products and providing responsive answers to questions and problems regarding the use and operation of the Licensed Products.

     (f) Sending at Licensee's expense qualified and appropriate personnel of Licensee to participate in a one-time training session to be conducted by or on behalf of Licensor for the benefit of Licensee and Licensee's personnel. Such training session shall be conducted without charge therefor by Licensor (although Licensee shall be responsible for the expenses of travel, lodging and meals for employees attending such training session).

     (g) Enforcing the terms of each Agreement for Trial and Sublicense with each of its Customers, including without limitation ensuring the destruction or the return to Licensee of all Licensed Products, Documentation and related materials in the possession of any such Customer upon termination of the Sublicense between Licensee and such Customer.

     (h) Notifying Licensor of any modifications required for any Sublicense or Agreement for Trial to comply with applicable law and, subject to the provisions of Section 2.5 hereof, making appropriate modifications to such Sublicense or Agreement for Trial such that such Sublicense or Agreement for Trial will comply with applicable law.

     (i) Informing Licensor of any statute, regulation, rule or other law pending or enacted in the Territory that might affect the import, licensing or use of the Licensed Product or the intellectual property rights associated with the Licensed Product or the Documentation in the Territory and assisting Licensor in complying with such laws.

     (j) Keeping complete and accurate records of Licensee's Customers, leads to prospective Customers, the number and type of any Licensed Products licensed by Licensee, the number and type of Licensed Products sublicensed to Customers and such related operating and financial data as Licensor reasonably may request from time to time for the purpose of monitoring the Licensed Products, the use, marketing and sublicensing thereof by Licensee, and the provision of maintenance, support and upgrade services therefor.

Section 7.2. DOCUMENTATION. Licensee shall represent accurately and completely the Licensed Products to Customers as to quality, function, purpose and compatibility in accordance with the Documentation whenever the Licensed Products are referenced, demonstrated or advertised. Licensee shall obtain prior written approval from Licensor for all materials other than the Documentation to be used by Licensee in connection with trials, demonstrations and agreements relating to the Licensed Products, and such approval shall not be unreasonably withheld or delayed by Licensor. Licensee shall give Licensor and any licensors of Licensor appropriate credit for the authorship of the Licensed Products and Documentation at any seminar, trade show or other presentation of the Licensed Products.

Section 7.3.   EXPORTING AND SHIPMENT.

     (a) If any approval with respect to this Agreement, or the registration hereof, shall be required at any time during the term hereof, with respect to giving legal effect to this Agreement in the Territory, or with respect to compliance with exchange regulations or other requirements so as to assure the right of remittance abroad of United States dollars pursuant to Section 3.2 hereof, Licensee immediately shall take whatever steps may be necessary in this respect, and any charges incurred in connection therewith shall be paid by Licensee. Licensee shall keep Licensor currently informed of its efforts in this connection. Licensor shall be under no obligation to ship, or cause to be shipped, Licensed Products or Documentation to Licensee until Licensee has provided Licensor with satisfactory evidence that any such approval or registration is not required or that it has been obtained.

     (b) Licensee shall comply fully with all applicable laws, rules and regulations in connection with its performance under this Agreement and the marketing, sublicensing, maintenance and support of the Licensed Products and Documentation, and Licensee shall adopt such policies and procedures as may be required thereby. Without limiting the generality of the foregoing, Licensee shall comply fully with the export control laws of the United States of America and prevailing regulations which may be issued from time to time by the United States

          Department of Commerce, the Office of Munitions Control, the United States Department of State, and any other export and/or import control regulations of the United States of America and those countries involved in transactions concerning the exporting, importing and reexporting of any Licensed Products or Documentation licensed or sublicensed pursuant to this Agreement. Licensee also shall comply with the United States Foreign Corrupt Practices Act and shall indemnify Licensor from any failure by Licensee to comply therewith. Such indemnification shall survive any expiration or termination of this Agreement.

     (c) Without limiting any other provision of this Section 7.3, Licensee shall obtain prior written approval, for itself or on behalf of Licensor (or, if applicable, any licensor of Licensor) as the case may be, from Licensor and any required export licenses or other approvals from the United States Department of Commerce, Office of Export Administration or other applicable domestic or foreign governmental agency before any Licensed Product or Documentation is exported by Licensee or Licensor (or, if applicable, any licensor of Licensor), as the case may be, from the United States. Licensee shall not sell, export, reexport, transfer, divert or otherwise dispose of any such product or technical data, directly or indirectly, to any person or firm, or country or countries, prohibited by the laws or regulations of the United States of America, by the laws of Licensee's jurisdiction of incorporation or organization or by any other applicable laws. Licensee also shall comply with any and all applicable import laws and regulations and registration requirements applicable in any jurisdiction in which Licensee conducts any activities under or in connection with this Agreement. Licensee also shall obligate its Customers to comply with all of the foregoing laws and regulations.

     (d) Licensor and Licensee each shall cooperate fully with the other and any governmental authorities by giving consents or information or providing or executing such documents as reasonably may be required to comply fully with applicable laws, rules or regulations existing now or in the future.

     (e) Licensee shall not solicit the sublicensing of any Licensed Product or Documentation, or any part thereof, in any location other than the Territory without prior written approval of Licensor.

Section 7.4.   TAXES AND TARIFFS.

     (a) Licensee shall pay any and all taxes (other than taxes on Licensor's net income) tariffs, import and export duties or other fees imposed or assessed in connection with the transactions contemplated by this Agreement, including the delivery of Licensed Products and Documentation to Licensee and the shipment of Licensed Products and Documentation to Customers.

     (b) In the event that Licensee is required by law to withhold any form of tax, tariff or duty from any amount payable to Licensor under this Agreement, then Licensee shall pay or reimburse Licensor for any such amount required to be withheld and provide Licensor with copies of all documentation, including any receipts, prepared or required in connection with such withholdings and shall provide to Licensor all assistance requested by Licensor in applying for relief from such withholding obligations and in substantiating corresponding tax, duty or tariff credits or deductions which may be available to Licensor with respect to such withholding under applicable law.

Section 7.5. BOOKS AND RECORDS. Licensee shall keep proper records and books of account concerning the sublicensing and any reproduction of the Licensed Products that are adequate to determine the amount of fees owed to Licensor and, for a period of five (5) years following termination of this Agreement, Licensee shall preserve such records and books in a safe place and make available the same for inspection and copying by Licensor upon Licensor's written request.

Section 7.6. MONTHLY REPORT. On or prior to the first (2nd) business day of each calendar month, Licensee shall deliver to Licensor a written report certified as true and correct by an authorized officer of Licensee stating (a) each Agreement for Trial entered into by Licensee during the previous calendar month, together with the expected revenues, if any, to Licensee under each such agreement, (b) each Sublicense entered into by Licensee during the previous calendar month, together with the expected revenues to Licensee under each such Sublicense, (c) each maintenance and support agreement entered into by Licensee during the previous calendar month, together with the expected revenues to Licensee under each such agreement, (d) a list of invoices (for licensing fees, maintenance and support or other services), together with the dollar amounts thereof, sent by Licensee to each Customer during the previous calendar month and (e) a 90 day forecast. Licensee shall attach to each such report copies of each Agreement for Trial, Sublicense and maintenance and support agreement referenced therein that were entered into during the previous calendar month.

Section 7.7. FINANCIAL STATEMENTS. Licensee shall provide (but shall not be obligated to do so more frequently than twice annually) to Licensor financial statements, credit ratings or other evidence of Licensee's financial condition promptly upon written request of Licensor.

Section 7.8. REPLACEMENTS. Licensee shall honor any proper refund or replacement requests received for the Licensed Products from its Customers pursuant to a Sublicense. Upon receipt of any properly returned Licensed Products, Licensor shall refund to Licensee the license fee paid by Licensee to Licensor for such Licensed Products. Licensee shall instruct its Customers to direct all return or refund requests directly to Licensee rather than Licensor.

Section 7.9. MODIFICATIONS. Licensee shall not make any modifications to or derivations of any Licensed Product without the prior written consent of Licensor, except in the case of an Emergency Fix. Licensee shall not reverse engineer or otherwise attempt to reproduce the source code of any Licensed Product. In the event that Licensee makes any modification, alteration or enhancement to any Licensed Product or Documentation (including but not limited to an Emergency Fix), such modification, alteration or enhancement, including all intellectual property rights thereto, will be and remain the sole and exclusive property of Licensor. Licensee shall provide written notice to

Licensor of any changes desired by Licensee to any Licensed Product or Documentation and, if any such change is incorporated into the Licensed Product or Documentation, it shall be the property of Licensor.

Section 7.10. COPYRIGHT AND OTHER PROPRIETARY NOTICES. Licensee shall ensure that the copyright, trademark and any other proprietary notices of Licensor or, as applicable, any licensor of Licensor, or other legends contained in or on any copies of the Licensed Products or Documentation remain in or on the original Licensed Product or Documentation and any copies of such product or documentation reproduced by Licensee. The existence of any copyright, trademark or other proprietary notices in or on any Licensed Product or Documentation shall not be construed as a publication of the Licensed Product or Documentation.

Section 7.11.  NO ENCUMBRANCES.   Licensee shall not allow the Licensed Products
or Documentation to become encumbered by any means, such as through the leasing, transferring, renting or loaning of the Licensed Products or Documentation .

Section 7.12. NO INCONSISTENT WARRANTIES. Licensee shall not make or pass on to its Customers any warranty or representation on behalf of Licensor inconsistent with or in addition to the limited warranty contained in the Sublicense.

Section 7.13. DISPUTES BETWEEN LICENSEE AND CUSTOMERS. Licensee shall notify Licensor promptly concerning any threatened legal proceedings between Licensee and a Customer and of any legal notices served on, or legal actions commenced against, Licensee regarding the Licensed Products or Documentation which might affect the Licensed Products or Documentation, the rights and obligations of the parties under this Agreement or Licensor. Licensee shall not institute proceedings or enter into a compromise with any third party with whom it is in dispute concerning the Licensed Products or Documentation without the prior written consent of a duly authorized officer of Licensor, which consent shall not be unreasonably withheld or delayed by Licensor.

Section 7.14. TRANSLATION. Licensee shall not translate any portion of the Licensed Products, including any Documentation, into any other language without the prior written permission of Licensor.

Section 7.15. INTELLECTUAL PROPERTY REGISTRATION; NOTICE OF INFRINGING USES AND CLAIMS. Without the prior written consent of Licensor, Licensee shall not register, apply for registration or in any other way attempt to obtain any intellectual property rights relating to any Licensed Product, any Documentation or any part thereof or take any action that materially and adversely affects such rights held by Licensor. Promptly upon becoming aware thereof, Licensee shall inform Licensor of any infringement of, or challenge to, Licensee's use of the proprietary rights associated with the Licensed Products or the Documentation. In no event shall Licensee take any action regarding such infringement or challenge without the prior written consent of Licensor. Licensee agrees that Licensor shall have the right, but not the obligation, at any time, to initiate or assume control of the prosecution of any infringement of or the defense of any challenge to Licensee's use of such proprietary rights. If any action or proceeding to terminate any infringement or defend any challenge to the use of such proprietary rights is initiated or assumed by Licensor, Licensee shall cooperate with and assist Licensor in the commencement, prosecution or defense, and resolution of such action or proceeding, and for that purpose, Licensee shall execute any documents deemed necessary by Licensor in the reasonable opinion of Licensor. If Licensor elects to prosecute or defend an infringement action, it shall be entitled to retain any recovery. If Licensor does not elect to prosecute or defend such action within a reasonable time after being notified thereof by Licensee, Licensee shall have the right to do so at its own expense and shall be entitled to retain any recovery.
`
                                      ARTICLE 8
                                COVENANTS OF LICENSOR

Section 8.1. Licensor shall furnish or deliver to Licensee the following materials and services:

     (a) A copy of each Licensed Product, including any Upgrades as they become available, for purposes of testing, demonstration, support and maintenance pursuant to Section 2.1 hereof.

     (b) Copies of the Documentation, which Licensee at Licensee's expense may copy (provided that all Marks contained in or on the Documentation indicating the ownership thereof also are included in or on such copies) and distribute in the Territory.

     (c) Technical assistance in correcting errors in the Licensed Products on an ongoing basis as Licensee reasonably may request; provided that Licensor shall be responsible for providing technical assistance only to Licensee and Licensee shall be responsible for providing technical assistance to any Customer of Licensee.


                                      ARTICLE 9
                                   INDEMNIFICATION

Section 9.1. INDEMNIFICATION OF LICENSOR. Licensee hereby agrees to defend and indemnify Licensor and Licensor's officers, directors, employees, stockholders, agents and representatives against, and agrees to hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses incurred therein or in enforcing the indemnity), as incurred, for or on account of or arising from or in connection with or otherwise with respect to any act or omission by Licensee in marketing, sublicensing, maintaining and supporting the Licensed Products and any breach of any representation, warranty or covenant of Licensee contained in this Agreement or any document delivered in connection herewith.

Section 9.2. INDEMNIFICATION OF LICENSEE. Licensor hereby agrees to defend and indemnify Licensee and Licensee's officers, directors, employees, stockholders, agents and representatives against, and agrees to hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses incurred therein or in enforcing the indemnity), as incurred, for or on account of or arising from or in connection with or otherwise with respect to any breach of any representation, warranty or covenant of Licensor contained in this Agreement or any document delivered in connection herewith or Licensor's gross negligence or intentional misconduct.

Section 9.3. INDEMNIFICATION PROCEDURE. Promptly after acquiring knowledge of any loss, action, suit, investigation, proceeding, demand, assessment, audit, judgment or claim against Licensor or Licensee, or as to which Licensor or Licensee may be liable, a party entitled hereunder to be indemnified shall give written notice thereof to the party obligated hereunder to provide indemnification. The indemnifying party at its own expense promptly shall defend, contest or otherwise protect against any damage, loss, deficiency, liability, claim, encumbrance, penalty, cost, expense, action, suit, investigation, proceeding, demand, assessment, audit, judgment or claim made by a third party against which such indemnifying party has agreed to indemnify any indemnified party, and each indemnified party shall provide the indemnifying party all necessary and reasonable cooperation in said defense.


Section 9.4. FURTHER REMEDIES FOR INFRINGEMENT. If Licensee is prevented from its normal use of any Licensed Product or Documentation by injunction or court order arising from, relating to or in connection with any alleged or actual infringement on the intellectual property rights of a third party relating to any Licensed Product or Documentation, then Licensor at its option and in addition to the above indemnity and at no expense, loss or damage to Licensee shall (a) replace such Licensed Product or Documentation free of any such infringement, (b) modify such Licensed Product or Documentation so that it is free of any such infringement or (c) procure for the benefit of Licensee, whether by license or other release of claim of infringement, the right to market and sublicense Sublicense Copies and copies of the Documentation.

                                      ARTICLE 10
                      AGREEMENT NOT TO COMPETE; CONFIDENTIALITY

Section 10.1. NONCOMPETITION. Each of Licensor and Licensee understands and acknowledges that Licensor shall be entitled to protect and preserve the going concern value of Licensor's business to the extent permitted by law and that Licensor would not have entered into this Agreement absent the provisions of this Section 10.1 and, therefore, each of Licensor and Licensee agrees that during the term of this Agreement Licensee shall not engage in, represent in any way or be connected with, directly or indirectly, any business competing with the Licensed Products.

Section 10.2. CONFIDENTIAL INFORMATION. Licensee understands and agrees that the Licensed Products and any related information marked "Confidential" constitute valuable intellectual property and trade secrets and embody substantial creative efforts and confidential information, ideas and expressions that Licensor owns or has obtained a right to license. The Licensed Products and related information marked "Confidential" are referred to collectively in
this Agreement as the "Confidential Information."   Licensee shall observe at
all times complete confidentiality with regard to the Confidential Information held by Licensee and shall not permit or authorize access to or disclosure of any such Confidential Information to any other person or entity other than such party's employees and consultants who have executed confidentiality agreements with terms substantially similar to this Agreement. This Section 10.2 will not apply to any Confidential Information that is required to be disclosed by applicable law or any Confidential Information that becomes (a) public other than by virtue of a breach of this Section 10.2 or (b) available to Licensee from another source that is not subject to a confidentiality agreement with Licensor.

Section 10.3. UNAUTHORIZED USE. Licensee shall notify Licensor promptly in writing of the existence of any circumstances surrounding any unauthorized or prohibited knowledge, possession or use of the Confidential Information by any person or entity.

Section 10.4. REMEDY. Notwithstanding any other provision of this Agreement, each of the parties to this Agreement understands and agrees that the remedy of indemnity payments pursuant to this Agreement and other remedies at law would be inadequate in the case of any breach of the covenants contained in this
Article 10 and Licensee agrees that Licensor shall be entitled to equitable relief, including the remedy of specific performance, without posting of bond or other security, with respect to any breach or attempted breach of such covenants.

                                      ARTICLE 11
                                        AUDITS


Section 11.1. AUDITS. During the term of this Agreement and the five (5) year period immediately following termination of this Agreement, Licensor will have the right, at its own expense, to audit and examine Licensee's records concerning either (a) the sublicensing and any reproduction of the Licensed Products, the provision of maintenance and support and upgrade services for any Licensed Products and the resulting fees due to Licensor or (b) compliance by Licensee with its obligations as to confidentiality under this Agreement. Any such audit shall be conducted during normal business hours, upon at least three business days prior written notification to Licensee stating the purpose of the audit and in such a manner so as to not unreasonably interfere with Licensee's business operations. Licensor shall keep any and all information derived from any audits confidential, except as may be reasonably required to enforce Licensor's rights and Licensee's obligations hereunder. Licensor shall not use such information for any purpose other than the purpose of the audit as stated in such party's written notification for such audit and except as may be reasonably required to enforce Licensor's rights and Licensee's obligations hereunder. If an audit of Licensee's records and books of account reveals that Licensee has underpaid the fees due under this Agreement to Licensor for the period under audit, Licensee shall pay to Licensor promptly the amount of the underpayment. If the amount of underpayment for the period under audit exceeds five percent (5%) of the total amount owed for such period, Licensee shall reimburse Licensor for all costs and expenses incurred by Licensor in connection with performing the audit.















                                     ARTICLE 12
                                  LIMITED WARRANTIES

Section 12.1. PERFORMANCE. For twelve (12) months after delivery of any Licensed Product to a Customer, Licensor warrants that each Licensed Product will perform in all material respects as described in the applicable Documentation. If Licensee or any Customer discovers any material errors or discrepancies in the Licensed Products from the Documentation during the twelve
(12) month warranty period, Licensee shall notify Licensor promptly in writing of such material error or discrepancy in sufficient detail to enable Licensor to recreate the material error or discrepancy. With respect to any Licensed Product that is delivered to a Customer pursuant to an Agreement for Trial and that subsequently is sublicensed to such Customer pursuant to a Sublicense, the twelve (12) month warranty period shall commence on the date that such Licensed Product is sublicensed to the Customer.

Section 12.2. DUTIES UNDER WARRANTY. If Licensee or any Customer discovers any material error in any Licensed Product or any material discrepancy in the Licensed Product from the Documentation that results in a material loss of performance in the Licensed Product within the twelve (12) month warranty period, then Licensor shall provide Licensee with the correction or method of resolving such error or discrepancy; provided that Licensor shall not be responsible for any error or discrepancy caused by failure to use the Licensed Products as specified in the Documentation or any modifications made to any Licensed Product by or on behalf of a party other than Licensor. If such error or discrepancy is not resolved within thirty (30) days after Licensee's written notice to Licensor, then Licensee as its sole remedy may (a) extend the correction period to a date which is agreeable to Licensor and Licensee or (b) return all copies of the Licensed Product to Licensor with a certification by an authorized representative of Licensee that all copies have been returned to Licensor or have been destroyed and that Licensee has not retained any copies thereof and Licensor shall refund to Licensee the amount paid by Licensee to Licensor for such Licensed Product. Licensee shall pay for all services rendered by Licensor in connection with the Licensed Products or Documentation that are not covered or at the applicable time are no longer covered by the warranty described in this Agreement.

12.3. EXCLUSIVE REMEDIES. THE REMEDIES SPECIFIED ABOVE SHALL BE THE SOLE AND EXCLUSIVE REMEDIES OF LICENSEE REGARDING THE LICENSED PRODUCTS. LICENSOR SPECIFICALLY DISCLAIMS ANY AND ALL OTHER WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. LICENSOR SPECIFICALLY MAKES NO REPRESENTATIONS REGARDING THE SUITABILITY OF THE LICENSED PRODUCTS FOR THE REQUIREMENTS OF ANY CUSTOMER CONCERNING CAPACITY, INTERCONNECTIVITY, EXPANDABILITY OR PERFORMANCE.

                                      ARTICLE 13
                                      LIABILITY

Section 13.1. LIMIT OF LIABILITY. Licensor's total liability to Licensee under any provision of this Agreement shall be limited to the license fee actually paid by Licensee to Licensor for the Licensed Product giving rise to the liability. The existence of claims or suits in respect of more than one Licensed Product shall not enlarge or extend the limit. The parties to this Agreement acknowledge that each of them relied upon the inclusion of this limitation in consideration of entering into this Agreement. IN NO EVENT SHALL LICENSOR BE LIABLE TO LICENSEE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE USE OF, OR INABILITY TO USE, THE LICENSED PRODUCTS OR ARISING OUT OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF PROFIT OR OTHER MONETARY LOSS, LOSS OR INTERRUPTION OF DATA OR COMPUTER TIME, ALTERATION OR ERRONEOUS TRANSMISSION OF DATA OR PROGRAM ERRORS, EVEN IF LICENSOR HAS BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

                                      ARTICLE 14
                                 TERM AND TERMINATION

Section 14.1. TERM. This Agreement shall be effective from and after the Effective Date until the earlier of (i) its termination in accordance with the provisions of Section 14.2 or (ii) March 31, 2000. Thereafter, this Agreement shall continue automatically for periods of one (1) year unless either party otherwise notifies the other party in writing no later than sixty (60) days prior to the expiration of the initial term or any extension thereof.

Section 14.2.  TERMINATION.

     (a)  Either party to this Agreement may terminate this Agreement:

          (1) Immediately upon written notice if the other party to this Agreement becomes insolvent, is the subject of a petition in bankruptcy that is not resolved within thirty (30) days, admits in writing its inability to pay its debts, makes an assignment for the benefit of creditors, ceases doing business or attempts an unauthorized assignment of this Agreement; or

          (2) Immediately upon written notice if the other party to this Agreement defaults in the performance of any obligation under this Agreement, including failure to promptly pay any amount due hereunder, and fails to cure such default within thirty (30) days after delivery of written notice specifying the default (with any termination as a result of Licensee's failure to pay amounts due under this Agreement resulting in the acceleration of Licensee's obligation pay all sums due to Licensor under this Agreement).

     (b)  Licensor may terminate this Agreement:

          (1) upon thirty (30) days prior written notice if, during the first year of the term hereof, Licensee does not enter into Sublicenses and other agreements relating to the Licensed Products with Customers that result in fees payable to Licensor hereunder in an aggregate amount equal to or greater than $200,000. Licensor may give any such notice of termination at any time after the first year of the term hereof; or

          (2) upon thirty (30) days prior written notice if (i) Licensee enters into an agreement or other arrangement (or series of related agreements or arrangements) that results in or provides for the merger of Licensee with another entity or the sale or transfer of substantially all of the assets of Licensee, or (ii) any owner or owners of capital stock or other equity interests in Licensee enter into an agreement or arrangement (or series of related agreements or arrangements) that results in or provides for the sale or transfer of a majority of the capital stock or other equity interests in Licensee.


Section 14.3. DUTIES UPON TERMINATION. Upon the termination or expiration of the term of this Agreement, the parties to this Agreement shall have the following rights and obligations:

     (a) Within five (5) days of written demand by Licensor to Licensee, Licensee shall return or destroy all copies of the Licensed Products and any materials associated with the Licensed Products in Licensee's possession or control, except that Licensee may retain sufficient copies of each Licensed Product in object code form to enable Licensee to meet its maintenance and support obligations to its Customers, if any.

     (b) Licensee immediately shall cease any use, sublicensing or distribution of the Licensed Products or the Documentation.

     (c) Within five (5) days of Licensor's written request, Licensee shall certify in a writing reasonably acceptable to Licensor that except as set forth in this Agreement all copies of the Licensed Products and related material have been delivered to Licensor, destroyed or rendered unusable.

     (d) Licensee shall not use any Licensed Product or Documentation as part of any other product that Licensee may use, sublicense or distribute and Licensee shall cease any use of the Marks.

     (e) All valid Sublicenses, Agreements for Trial and maintenance and support agreements by and between Licensee and its Customers will remain and continue in full force and effect for the remainder of their respective terms, and at Licensor's option and upon Licensor's request Licensee shall assign to Licensor its rights in any and all such agreements with respect to the Licensed Products or Documentation;

          provided that if Licensor fails to provide reasonable support to any Customer, Licensee may continue to support such Customer without payment of fees to Licensor.

     (f) Licensee promptly shall account for and pay to Licensor all amounts due and owing pursuant to the terms of this Agreement and provide Licensor with all outstanding reports due under this Agreement.

     (g) Licensee immediately shall cease holding itself out as having any connection with any Licensed Product or Licensor, unless Licensee at that time has a connection with Licensor by reason other than this Agreement.

     (h) Licensee shall report to Licensor in reasonable detail the status of all negotiations with Customers or leads to Customers and all services which Licensee is obligated to provide to any Customers.

     Section 14.4. RIGHTS NOT EXHAUSTIVE. The rights and remedies of Licensor included in this Article 14 shall not be exclusive and are in addition to any other rights and remedies provided by law or equity.

     Section 14.5. SURVIVAL. The provisions of Articles 9, 10 and 11, the next to last sentence of Section 7.3(b), Section 7.5, Section 14.3 and this
     Section 14.5 and all obligations of Licensee to pay any amounts to Licensor under this Agreement will survive the termination of this Agreement.


                                      ARTICLE 15
                                       GENERAL

     Section 15.1. NATURE OF RELATIONSHIP. The relationship existing between Licensee and Licensor is one of an independent contractor, and this Agreement shall not be construed as creating a partnership, joint venture, agency relationship or as granting a franchise under federal or any state law. Each of Licensee and its officers, employees or other representatives shall not enter into or attempt to enter into any obligation on behalf of Licensor. Licensee shall not make any representations to any Customers with respect to the Licensed Products and Documentation, including without limitation representations as to any warranty, covenant or other terms or conditions relating to licensing of the Licensed Products, unless such representations are made (a) in strict accordance with this Agreement or
     (b) with the prior written consent of Licensor.

Section 15.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed delivered (i) when delivered if delivered personally or by overnight courier or telecopier with proof of delivery or (ii) five (5) days after such communication is deposited in the postal system of the United States or the jurisdiction of organization of Licensee with postage prepaid, if mailed by registered or certified airmail (return receipt requested) to the parties to this Agreement at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Licensor, to

               Neon Systems, Inc.
               14141 Southwest Freeway, Suite 6200
               Sugar Land, Texas 77478
               Attn:  President

     and

          (b)  if to Licensee, to





Section 15.3. INTERPRETATION. When a reference is made in this Agreement to an Article, Section, subsection or Exhibit, such reference shall be to an Article, Section, subsection or Exhibit of this Agreement unless otherwise indicated.
The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, such term shall be deemed to be followed by the words "without limitation." All accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles.

Section 15.4. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties to this Agreement and delivered to the other parties to this Agreement, it being understood that all such parties need not sign the same counterpart. For purposes hereof, delivery shall be deemed effective upon exchange of signed copies of this Agreement by facsimile, provided that originally signed counterparts of this Agreement are transmitted promptly to the other parties hereto.

Section 15.5. ENTIRE AGREEMENT; LIMIT ON THIRD PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and (b) is not intended to confer upon any person (including any Customer) other than the parties hereto any rights or remedies hereunder, except as provided in Article 9.

Section 15.6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA.

Section 15.7. JURISDICTION AND VENUE. In case of any dispute between the parties to this Agreement relating to or arising out of the interpretation or performance of this Agreement, the dispute shall be finally settled in Houston, Texas (unless Licensor and Licensee consent to another location) by arbitration under the rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such rules. The arbitrators shall decide the issues presented to them in applying the substantive laws of the State of Texas. The cost of any such arbitration hearings shall be apportioned by the arbitrators. The award of the arbitrators in writing shall be final and binding upon the parties to this Agreement and shall not be appealed from or contested in any court. No party hereto, in connection with any proceedings held pursuant to this Section 15.7, shall be required to furnish any bond. Should either party hereto fail to appear or be represented at the arbitration proceedings after due notice in accordance with such rules, then the arbitration may nevertheless render a decision in the absence of said party, and such decision shall have the same force and effect as if the absent party had been present, whether or not it shall be adverse to the interests of said party. Any award rendered hereunder may be entered for enforcement, if necessary, in any court of competent jurisdiction, the party against whom enforcement is sought bearing the expenses (including attorney's fees) of enforcement.

Section 15.8. ASSIGNMENT. Licensee may not assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of Licensor. Licensor may assign this Agreement and any or all of its rights, interests and obligations hereunder without the consent of Licensee. Subject to the first sentence of this Section 15.8, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and permitted assigns.

Section 15.9. SEVERABILITY. If any provision of this Agreement, or any portion of any provision hereof, shall be deemed invalid or unenforceable pursuant to a final determination of any court of competent jurisdiction or as a result of future legislative action, such determination or action shall be construed so as not to affect the validity or enforceability hereof and shall not affect the validity or effect of any other portion hereof.

Section 15.10. AMENDMENT. This Agreement may be amended only by a written instrument duly signed by each of the parties hereto.

Section 15.11. WAIVER. Any of the terms, covenants, representations, warranties or conditions of this Agreement may be waived only by a written instrument signed by the party to this Agreement waiving compliance. No waiver by any party to this Agreement of any condition or breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty set forth in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              LICENSOR:

                              NEON SYSTEMS, INC.



                              By:
                                 --------------------------------------
                              Name:
                                   ------------------------------------
                              Title:
                                    -----------------------------------


                              LICENSEE:

                              -----------------------------------------



                              By:
                                 --------------------------------------
                              Name:
                                   ------------------------------------
                              Title:
                                    -----------------------------------

                                   EXHIBIT A
                               LIST OF PRODUCTS




AFFINITIES SERVER for CICSplex

DB24x7

DYMANIC INDEX UTILITY

ENTERPRISE DIRECT

PARTITION DATABASE FACILITY FOR IMS/ESA

SHADOW DIRECT

SHADOW  WEB SERVER

SPEED LOAD

SPEED UNLOAD

                                   EXHIBIT B
                                 THE TERRITORY

               The Territory included is _____________________.

                                     EXHIBIT C


                             SOFTWARE LICENSE AGREEMENT
                      Software License Agreement Number:  XXXX

This Agreement is made as of the XXst day of  XXXX, 1998  between:

NEON Systems, Inc. (A Delaware Corporation)
14100 Southwest Freeway   Suite 500
Sugar Land, Texas 77478                          (Hereinafter "NEON")

and

Customer's Corporation
Street Address
City, State   Zip Code                                  (Hereinafter "Licensee")

1.   DESCRIPTION
       This Software License Agreement (the "Agreement") establishes the terms and conditions which the parties have agreed for the licensing of NEON's software products, maintenance, and accompanying documentation ("Product(s)"). This Agreement is entered into for the purpose of establishing the General Terms and Conditions under which Licensee shall hereafter license Products from NEON.

Whenever Licensee licenses Product(s) from NEON, NEON and Licensee shall execute one or more ordering documents ("Product Schedule"), which shall be attached hereto and incorporated herein by reference. In any such case, the Agreement between NEON and Licensee for the licensing of such Products shall consist of the applicable Product Schedule, as it pertains to the specific Products, and this Agreement. No Product shall be furnished to Licensee by virtue of this Agreement alone, but shall require the issuance of a Product Schedule. Multiple Products may be licensed to Licensee under the same Product Schedule. In every case, a license number shall be designated therein for each Product Licensed under the Product Schedule, and such License number shall be deemed to identify a separate and individual License for each such Product as if a separate instrument had been executed for each Product. Further, any reference in this Agreement to a License shall be deemed to refer solely to the License for an individual Product, even if such Product(s) is Licensed to Licensee through the use of a Product Schedule containing multiple Licenses.

2.   GRANT
NEON grants to Licensee a non-exclusive, nontransferable license ("License(s)") to use each Product described in the Product Schedule on the CPU designated in the Product Schedule, which CPU must be owned or leased by Licensee ("CPU") and
installed in the United States or Canada.   Licensee agrees that the Product
described in the Product Schedule is licensed for the exclusive use of Licensee and is not transferable.

3.   TERMS
The terms of this Agreement shall commence on the date it becomes effective ("Effective Date") as indicated above and shall continue in effect until
terminated as set forth in this Agreement.   The Product Schedule shall become
effective on the date the Product is first placed in production by Licensee or on a date mutually agreeable to NEON and Licensee.

4.   TERMINATION
Licensee may terminate this Agreement upon thirty (30) days written notice to NEON. NEON may immediately terminate the License(s) without further obligation or liability if Licensee:

(a) fails to pay an amount due hereunder and continues to be delinquent for a period of thirty (30) days after the last day on which payment is due or;

(b) a petition alleging insolvency is filed by or against Licensee or a receiver is appointed for any part of Licensee's business, or its assets are assigned for the benefit of creditors; or

                                     EXHIBIT C

(c) if Licensee commits any other material breach of this Agreement and fails to remedy such material breach within thirty (30) days after written notice by NEON of such breach; or

(d)  if Licensee violates Article 13 herein.

The termination of this Agreement shall not effect; (i) the obligation of either party pursuant to any License which has not been terminated, and which shall remain in effect; (ii) the survival of the representations, warranties, and covenants contained herein. Upon the termination of any License, Licensee shall return to NEON the Product and all related documentation and copies thereof. Licensee shall promptly certify in writing to NEON that all copies of the Product have been removed from each CPU upon which the Product was installed, and that any copies not returned have been destroyed.

Termination of this Agreement, any License granted hereunder, or the Maintenance Option shall not release either party from the obligation of Article 13 herein.

5.   CHANGE IN CPU
Licensee understands that each Product shall be limited to usage only with the CPU specified in the applicable Product Schedule. However, the Product may be transferred temporarily to another computer for backup purposes when the specified CPU is rendered inoperable due to malfunction, initiation of a disaster recovery program or for routine maintenance. A successor CPU of the same CPU level as that specified on the Product Schedule may be substituted at no additional cost, provided NEON is notified as to the model and serial number of the successor CPU and use of the predecessor CPU is discontinued.

By written notice to NEON, Licensee may designate, as the CPU, another computer owned or leased by Licensee and located within the same country as the original
CPU.   If the new CPU is of a higher Level than the previously designated CPU, both parties agree to execute a new Product Schedule(s) reflecting the changes and Licensee agrees to pay an upgrade fee based on NEON's then current price list and upgrade policy and, at the next maintenance anniversary date, to pay the maintenance charge based upon the new CPU Level. If the new CPU is of a lower Level, both parties agree to execute a new Product Schedule(s) with maintenance charges at the lower Level effective on the next maintenance anniversary date.

6.   LICENSE FEE
The License Fee payable by Licensee for a License shall be the License Fee in effect for the designated License Code contained on the applicable Product Schedule. All License Fees are payable in United States Dollars. Payments for all Licenses shall be due upon receipt of invoice.

7.   TAXES
There shall be added to the License Fee for each License the amount of any applicable taxes, however designated or levied, based upon such License Fee or upon the License, including Federal, State, and Local excise sales, use or personal property taxes or taxes designated or levied by any foreign government (but excluding any taxes based on NEON's gross, net income or gross receipts). All such taxes shall be the sole responsibility of Licensee. Licensee shall indicate on each Product Schedule its location for sales/use tax purposes and whether or not it is exempt from sales/use taxes.

8.   LICENSE TYPE
Licensee's License to use the Product shall be designated on the Product Schedule as a Perpetual License (P). Upon payment of the one-time fee specified in the Product Schedule, Licensee shall have a Perpetual right to use the Product on the CPU. The Perpetual License will be invoiced upon acceptance by NEON.

9.    WARRANTY
NEON warrants for each Product licensed to Licensee that it has the right to so License such Product. NEON also warrants that the media on which the Product is furnished will be, under normal use, free from defects in materials and workmanship. NEON warrants from the Effective Date, for a period of twelve (12) months, that, when any Product remains unmodified by Licensee and is used in the Standard

                                     EXHIBIT C
Operating Environment contained in the applicable user manual or equivalent documentation ('Documentation"), in accordance with the instructions contained in the Documentation, the Product shall perform the functions described in the Documentation.

                                    Page 2 of 5

To the extent that any add-on components are separately licensed from NEON for use in connection with the Product(s), or any Product, this warranty does not extend to such add-on components.

Changes in the Operating Systems and future improvements of the Product(s) (see MAINTENANCE AND FUTURE IMPROVEMENTS) may result in changes in said Standard Operating Environment. If a Product(s) does not function as described in the Documentation, Licensee has as its sole and exclusive remedy the right to require NEON, at NEON's expense, to provide programming services at NEON's corporate offices to bring the Product(s) into conformance with the specifications in the Documentation. In the event a Product deficiency with the scope of the specifications in the Documentation is found by NEON to be not correctable, then Licensee shall have the option to terminate the applicable License with a refund equal to the amount paid by Licensee to NEON for use of the Product, less an amount equal to the License Fee divided by twelve (12) months multiplied by the number of months during which the Product has been used in production by Licensee.

NEON does not warrant that the operation of the Product will be uninterrupable or error free, or that all software defects can be corrected.

If Licensee under a Perpetual License changes Levels within the same family line of products (where applicable) there shall be no new warranty period.

This warranty shall not apply if: (a) the Product is not used in accordance with NEON's instructions; (b) a Product defect has been caused by any of Licensee's malfunctioning equipment; (c.) any other cause within the control of Licensee causes the Product to malfunction; or (d) Licensee has made modifications to the Product not expressly authorized in writing by NEON.

No employee, agent, or representative of NEON has authority to bind NEON to any oral representations, or warranties concerning the Product. Any written representation or warranty not expressly contained in this Agreement shall not be enforceable.

This warranty is in lieu of all other warranties. There are no other express or implied warranties, including those of merchantability or fitness for a particular purpose, regarding this Agreement or any Product(s) licensed hereunder.

10.  INDEMNIFICATION FOR INFRINGEMENT
NEON maintains that, to the best of its knowledge, the Product will not infringe upon or violate any U.S. patent, copyright, trademark, trade secret, or other right of any third party. NEON agrees to defend, at its own expense any claim against Licensee asserting a patent, copyright, trademark, trade secret, or violation which concerns any Product used within the scope of the License hereunder. NEON shall indemnify Licensee against any loss, expense, liability or damages awarded against Licensee as a result of such infringement actions. However, Licensee must promptly notify NEON in writing after Licensee first receives notice of any such claim, action, or allegation of infringement, and, NEON shall have sole control of the defense of any action and all negotiations for its settlement or compromise, with the reasonable assistance of Licensee. NEON shall not be liable for any costs or expenditure incurred by Licensee without NEON's prior written consent.

If an injunction or order is obtained against Licensee's use of any Product by reason of the allegations of infringement, or, if in NEON's opinion, the Product is likely to become the subject of a claim of infringement, NEON shall, at its expense, and in the following order of precedence, first:

(a). Procure for Licensee the right to continue using the Product; or

                                     EXHIBIT C
(b). Modify or replace the Product with a compatible, functionally equivalent, non-infringing Product; or

(c). If neither (a) nor (b) is practical, NEON shall remove the Product from Licensee's CPU. NEON shall issue to Licensee a credit for the perpetual License equal to a pro0rata adjustment of the Perpetual License fee of the Product based on a thirty-six (36) month estimated Product life from the original Product effective date. Thereafter, termination shall proceed in accordance with the terms of Article 4.

                                    Page 3 of 5
11.  LIMITATIONS  OF  LIABILITY  AND  ACTIONS
In no event shall NEON be liable to any party for any damages caused by Licensee's failure to perform its responsibilities under this Agreement. NEON shall not be liable to Licensee or any other person, firm or corporation for any loss or special, indirect, incidental or consequential damages, including without limitation lost profits, loss of time, money, data or goodwill or any other claim or demand by or against Licensee which may rise out of the furnishing, performance, or use of any item or service provided under any License.
Except as provided in Article 10 herein, in no event shall NEON's liability for direct damages resulting from the use of a Product exceed the amount paid by
Licensee to license the use of that Product.   No action, regardless of form,
may be brought by either party more than one year after the cause of action has accrued, except that any action by NEON for nonpayment of amounts owed it by Licensee for a License may be brought within the applicable period permitted by law, and any action against Licensee for violation of the provisions under CONFIDENTIALITY AND LIMITATIONS ON USE may be brought within one year of the date when NEON has actual knowledge thereof.

12.  PROGRAM PRODUCT MATERIALS
NEON shall produce one (1) copy of each Product licensed to Licensee in machine-readable form and shall transfer such copy to Licensee, along with a copy of NEON's current Documentation. If any copy of any Product is damaged or destroyed, NEON shall replace it for Licensee without any additional charge. Such materials shall be subject to the limitations on the use thereof contained in CONFIDENTIALITY AND LIMITATIONS ON USE.

Licensee understands and agrees that some Products can be readily modified by Licensee but that any such modifications not expressly authorized in writing by NEON shall operate to void the performance warranties contained in WARRANTY and may render the Product inoperable and subsequent maintenance and improvements unusable. Any such modification is done at Licensee's sole risk and expense.

13.  CONFIDENTIALITY AND LIMITATIONS  ON  USE
Licensee agrees to receive and hold in confidence and not disclose in any manner to third parties any Product or any other materials delivered to it or information disclosed to it by NEON under any License. Licensee shall use any Product and any such materials and information and all information, courseware, reference materials and other products, if any, resulting from the user thereof or created therefrom ("Other Products") only internally within its own company in the pursuit of its own internal business interests. Licensee shall not sell, lease, license or to otherwise transfer with or without consideration, any such Product or such materials or information or such other Products to any third party or permit any third party to reproduce or copy or otherwise use or see any such product or such materials or information or such other products in any form, and shall use its best efforts to ensure that no improper or unauthorized use of any such other Product is made.

Licensee will not modify, create derivative works, translate, reverse engineer or decompile the Product, in whole or in part, nor create or attempt to create, by reverse engineering or disassembling of the design, algorithms or other proprietary trade secrets or otherwise, the source code version of the Product.

14.  MAINTENANCE, SUPPORT, AND IMPROVEMENTS
Licensee may elect to enroll in the Maintenance, Support, and Future Improvements Option (the "Maintenance Option"). The Maintenance Option will provide for:

(a). Corrections to Product code in order to rectify any malfunctions to Product in order to bring such Product into substantial conformity with the operating specifications for the most current version of

                                     EXHIBIT C
     the Product, unless Licensee's unauthorized modifications prohibits or materially hampers such corrections or causes the malfunction;

(b). Telephone support to Licensee in order to assist Licensee with locating, and on its own, correcting problems with the Product or answer questions;

(c). Update Products, at NEON's sole discretion and so long as it is technically feasible, as required to operate under new releases of the operating system and other system software with which the Product is designed to operate;

                                    Page 4 of 5
(d). Extensions, enhancements, and other changes that NEON, at its sole discretion, makes or adds to the Product and which NEON furnishes, without charge, to all other customers of the Product; and

(e). Replacement of the Product at no charge in the event the media becomes destroyed or damaged so that the Product becomes unusable.

For a Perpetual License installment, maintenance, support and future improvements to the Product (excluding add-on components) are included in the License Fee and there is no charge for twelve (12) months following the Effective Date of the License("Maintenance Effective Date"). Maintenance for add-on components will be charged at the next annual maintenance anniversary date and will be based on the then current license fee of the licensed add-on component. Thereafter, for a Perpetual License, Licensee will be deemed to have elected the Maintenance Option for each annual Maintenance Period unless Licensee terminates the Maintenance Option at the end of an annual Maintenance Period by written notice from Licensee to NEON at least thirty (30) days prior to expiration of such annual Maintenance Period. NEON shall bill Licensee the then current charge for the next year of the Maintenance Option. Licensee must pay the invoice, which shall be due thirty (30) days from date of invoice to remain enrolled in the Maintenance Option. NEON reserves the right to change its charge for the Maintenance Option at any time upon thirty (30) days written notice to Licensee, provided, that the charge does not exceed the amount regularly charged by NEON to other licensed users of the Product. Any such changes shall not take effect until the completion of the current Maintenance Period.

The annual Maintenance Option fee for each License shall be set forth in the applicable Product Schedule as a percentage amount of the standard License Fee for a Perpetual License in effect at the beginning of each maintenance year for use of that Product on the same Level of CPU. If Licensee's Maintenance Option for a Product is terminated or lapses at anytime, Licensee may reinstate the Maintenance Option for such Product by paying a reinstatement fee calculated as follows: The then current License Fee is multiplied by the then current maintenance percentage and divided by six (6), then multiplied by the number of months during which Licensee was not enrolled in the Maintenance Option. Additionally, Licensee must pay the annual charge for the Maintenance Option for the next year in advance.

16.  NON-DISCLOSURE OF TERMS
Licensee shall not divulge the terms of this Agreement to any third party or publicly announce the existence of this Agreement or release any publicity thereto.

17. ENTIRE AGREEMENT
The entire agreement between the parties with respect to the licensing of a Product is contained in this Agreement and the applicable Product Schedule, and there are no understandings, agreements, or representations not specified therein with respect to a License or the Products and/or services purchased thereunder. Modifications or amendments to this Agreement or a Product Schedule may be made only in writing signed by both parties. This Agreement and all Product Schedules hereunder shall be governed by and interpreted under the laws of the State of Texas. This Agreement and each License may not be transferred or assigned by either party without the prior written consent of NEON.

NEON SYSTEMS, INC.                     LICENSEE

                                     EXHIBIT C
By:                                     By:
   --------------------------------        -----------------------------------
Name:    Don Pate                       Name:

Title:      Vice President              Title:

Date:                                   Date:
     ------------------------------          ---------------------------------

                                     EXHIBIT D


                                  TRIAL AGREEMENT
This TRIAL LICENSE AGREEMENT, ("TRIAL AGREEMENT"), by and between NEON Systems,
Inc., ("NEON") and                                                       ,
                   ------------------------------------------------------
("CUSTOMER"), establishes a license for CUSTOMER to evaluate NEON's product,
                                ("PRODUCT").  NEON hereby grants to CUSTOMER a
--------------------------------
nonexclusive, nontransferable, royalty-free license to use the PRODUCT for a
      day period commencing on               and ending on              ("TRIAL
-----                          -------------               -------------
PERIOD"), on the designated CPU as described below:


CPU MODEL NUMBER:                       LOCATION:
                 ----------------------          ----------------------
CPU SERIAL NUMBER:
                 ----------------------          ----------------------

WARRANTIES AND LIMITS ON LIABILITY
The PRODUCT and related user documentation ("DOCUMENTATION") are provided to CUSTOMER on a strictly as is basis, and NEON make no warranties, expressed or implied, including but not limited to any warranty of merchantability of fitness for a particular purpose, relating to the PRODUCT and/or DOCUMENTATION during the TRIAL PERIOD. Further, NEON shall have absolutely no liability for and damages resulting from CUSTOMER's use of the PRODUCT and/or DOCUMENTATION under this TRIAL AGREEMENT.

TERMINATION
Unless NEON and CUSTOMER enter into a mutually acceptable PERPETUAL LICENSE AGREEMENT governing the rights and obligation of the parties with respect to the PRODUCT, the license granted hereunder shall terminate automatically at the end of the TRIAL PERIOD, and upon such termination, CUSTOMER shall return all copies of the PRODUCT and DOCUMENTATION to NEON.

CONFIDENTIALITY AND LIMITATION ON USE
CUSTOMER agrees to receive and hold in confidence and not disclose in any manner to any person, firm or entity, except for employees of CUSTOMER with a need to know the PRODUCT, DOCUMENTATION or any other materials delivered to it or information disclosed to it hereunder. CUSTOMER will not modify, create derivative works, translate, reverse engineer or decompile the Software, in whole or in part, nor create or attempt to create, by reverse engineering or disassembling of the design, algorithms or other proprietary trade secrets or otherwise, the source code version of the Software. CUSTOMER shall use the PRODUCT, DOCUMENTATION, and any such materials and information delivered or disclosed to it hereunder only internally within its own company for evaluation purposes. CUSTOMER's obligation of confidentiality hereunder shall survive the expiration of the TRIAL PERIOD or the termination of the time during which PRODUCT, DOCUMENTATION, and other products are in the CUSTOMER's possession.


NEON SYSTEMS, INC.


By                                           By
     ---------------------------------          --------------------------------
Name   Don Pate                              Name
                                                --------------------------------
Title  Vice President of Sales and Marketing Title
                                                --------------------------------
Date                                         Date
    ----------------------------------          --------------------------------




NEON Systems, Inc. - triagmt/2/97